UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM 8-K
                            CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

                   Date of Report: March 12, 2010
                 (Date of earliest event reported)

                        AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

         Nevada                      333-155059               applied for
(State or other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                    Identification No.)

          297 Kingsbury Grade
           Lake Tahoe, Nevada                 89449-4470
 (Address of principal executive offices      (zip code)

                                775-996-2210
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02, Departure of Directors or Principal Officers; Appointment of
Principal Officers;

On March 12, 2010, Henry Bush resigned from the offices of president and chief executive officer due to the increased operations of Amerilithium and the need to obtain the assistance of other qualified officers. On March 12, 2010, Matthew Worrall was appointed to the position of president and chief executive officer to serve at the will of the board of directors.

From July 2006-August 2008, Mr. Worrall was a partner of Imagex, a print and design agency engaging in ecommerce operations and providing business consultancy to both small and blue chip organization. From November 2005-July 2006, Mr. Worrall was a business development manager for Ideasbynet, a promotion goods company. From August 1997 to November 2005, Mr Worrall was a group manager for Boatworld Ltd, a marine hardware and accessories web store. From September 1999 to present, Mr. Worrall has worked as an independent property development, completing several small to medium sized property developments.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10 - Employment agreement between Amerilithium and Matthew
Worrall.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2010

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
         ------------------

Name:   Matthew Worrall
Title:  Chief Executive Officer